EXHIBIT 4.22

Vitro Envases Norteamérica, S.A. de C.V.

U.S. $80,000,000
10.75% Senior Secured Guaranteed Notes Due 2011

Purchase Agreement

January 31, 2005

Credit Suisse First Boston LLC

As Representative of the Initial Purchasers
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

Vitro Envases Norteamérica, S.A. de C.V., a corporation organized under the laws of Mexico (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom Credit Suisse First Boston LLC (the “Representative”) is acting as representative, U.S.$80,000,000 principal amount of its 10.75% Senior Secured Guaranteed Notes Due 2011 (the “Securities”). The Securities will form a single series and be fully fungible with the Company’s outstanding 10.75% Senior Secured Guaranteed Notes Due 2011 (CUSIP Nos. 92851Jaa3 and p98020AA1) issued on July 23, 2004 (the “Initial Securities”), subject to the terms and conditions set forth herein. The Securities are to be issued pursuant to Supplemental Indenture No.1 to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture”) to the indenture dated July 23, 2004 (the “Original Indenture”), among the Company, the Note Guarantors and The Bank of New York, as trustee (the “Trustee”). The Original Indenture as supplemental by the Supplemental Indenture is herein referred to as the “Indenture.” To the extent there are no additional parties listed on Schedule I other than the Representative, the term Representative as used herein shall mean the Representative in its capacity as the Initial Purchaser. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering circular, dated January 31, 2005 (as amended or supplemented at the date thereof, including any and all exhibits thereto, and any information incorporated by reference therein, the “Preliminary Offering Circular”), and a final offering circular, dated January 31, 2005 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Offering Circular”). Each of the Preliminary Offering Circular and the Final Offering Circular sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Offering Circular shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.  Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a)  The Preliminary Offering Circular, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Offering Circular did not and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representative specifically for inclusion therein.

(b)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.

(c)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers, as to which the Company makes no representation) has complied with the offering restrictions requirement of Regulation S.

(d)  The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(e)  The Company is a “foreign issuer” (as defined in Regulation S).

(f)  The Company has been advised by the NASD’s PORTAL Market that the Securities have been designated PORTAL-eligible securities in accordance with the rules and regulations of the NASD.

(g)  No registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein and in the Final Offering Circular.

(h)  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Circular will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(i)  The Company has not paid or agreed to pay to any Person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).

(j)  None of the Company, its Affiliates or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities to or by the Initial Purchasers.

(k)  It is not necessary, in connection with the offer and issuance of the Securities in the manner contemplated by the Final Offering Circular and this Agreement to qualify the Indenture under the Trust Indenture Act.

(l)  Annex A sets forth all of the subsidiaries of the Company (each a “Subsidiary”) and the Company’s equity interest in such entity. The Subsidiaries listed on Annex B attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of the Regulation S-X under the Act). Each of the Company and its Subsidiaries has been duly incorporated, is validly existing under the laws of the jurisdiction in which it was incorporated and, where applicable, is in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Offering Circular, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

(m)   Except as otherwise set forth in the Final Offering Circular, (i) all the outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any security interest, claim, lien or encumbrance.

(n)  The statements in the Final Offering Circular under the headings “Certain Income Tax Considerations”, “Description of the Notes”, “Business - Legal Proceedings”, and “Business - Environmental Matters” fairly summarize the matters therein described.

(o)  This Agreement has been duly authorized, executed and delivered by the Company; each of the Master Collateral and Intercreditor Agreement and the other Collateral Documents has been duly authorized, executed and delivered by each of the Company and any

Grantor Subsidiary which is a party thereto and, assuming due authorization, execution and delivery by each of the parties thereto (other than the Company or any Grantor Subsidiary) constitutes a legal, valid and binding instrument enforceable against each of the Company and any Grantor Subsidiary which is a party thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Original Indenture has been duly authorized, executed and delivered by the Company and each Note Guarantor and constitutes a legal, valid, binding instrument enforceable against the Company and each Note Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Accession Agreement has been duly authorized by the Company and each of the Grantor Subsidiaries and, assuming due authorization, execution and delivery thereof by each of the parties thereto (other than the Company or any Grantor Subsidiary), when executed and delivered by the Company and each Grantor Subsidiary, will constitute a legal, valid and binding instrument enforceable against each of the Company and each Grantor Subsidiary which is a party thereto in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Supplemental Indenture has been duly authorized by the Company and each Note Guarantor and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each Note Guarantor, will constitute a legal, valid, binding instrument enforceable against the Company and each Note Guarantor in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will form a single series and be fully fungible with the Initial Securities, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(p)  Each of the Company and the Grantor Subsidiaries has all requisite corporate power and authority, and has taken all requisite corporate or other actions necessary to execute, deliver and perform its respective obligations under each of this Agreement, the Collateral Documents, the Accession Agreement, the Original Indenture, the Supplemental Indenture and the Securities to which it is a party. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, in the Original Indenture, the Supplemental Indenture, the Collateral Documents and the Securities, except such as may be required under (i) the blue sky laws of any jurisdiction in which the Securities are offered and sold and (ii) the rules of the National Securities Registry (Registro Nacional de Valores) of the National Securities and Banking Commission (Comisión Nacional Bancaria y de Valores).

(q)  None of the execution and delivery of the Original Indenture, the Supplemental Indenture, the Collateral Documents, the Accession Agreement, or this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof has or, with respect to the Supplemental Indenture or the Accession Agreement, will, conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the estatutos sociales or comparable constituting documents of Vitro, S.A. de C.V., the Company or any of their Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the Collateral Documents) to which Vitro, S.A. de C.V., the Company or any of their Subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Vitro, S.A. de C.V., the Company or any of their Subsidiaries or any of its or their properties.

(r)  The audited combined financial statements and schedules of the Company, Vitro Packaging, Comegua and their respective consolidated subsidiaries, included or incorporated by reference in the Final Offering Circular fairly present their combined financial condition, results of operations and cash flows as of the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in Mexico applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Combined Financial Information” in the Final Offering Circular fairly present, on the basis stated in the Final Offering Circular, the information included or incorporated by reference therein.

(s)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Collateral Documents, the Original Indenture, the Supplemental Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(t)  On and as of the Closing Date, all representations made in the Collateral Documents entered into on or prior to the Closing Date are true and correct and the Company and the Grantor Subsidiaries are in compliance with all of their respective covenants and obligations under the Collateral Documents entered into on or prior to the Closing Date, and the Securities will constitute Noteholder Claims under the Master Collateral Agreement.

(u)  Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property purported to be owned by it and owns all of its personal property purported to be owned by it, in each case, free and clear of all liens, encumbrances, claims and defects except (i) in the case of Collateral, Collateral Permitted Liens or as described in the Final Offering Circular (exclusive of any amendment or supplement thereto), (ii) liens created in connection with the sale of accounts receivables under the Factoring Agreement for the Purchase and Sale of Accounts Receivables dated as of August 4, 2000 (the “Transamerica Facility”), among Transamerica Commercial Finance Corporation and certain Subsidiaries, as amended and (iii) in the case of all other property of the Company or its Subsidiaries, any that are not material. The Collateral Permitted Liens do not and will not materially and adversely affect the value of the Collateral.

(v)  Neither the Company nor any of its Subsidiaries is in violation or default of (i) any provision of its estatutos sociales or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than violations and defaults with respect to clauses (ii) and (iii) which individually and in the aggregate are not material to the Company and its Subsidiaries, taken as a whole, or to the holders of the Securities.

(w)  Deloitte Touche Tohmatsu, who have certified the combined financial statements of the Company, Vitro Packaging, Comegua and their respective consolidated subsidiaries and delivered their report with respect to the audited combined financial statements and schedules included or incorporated by reference in the Final Offering Circular, are independent public accountants with respect to the Company and the Note Guarantors within the meaning of generally accepted accounting principles in Mexico.

(x)  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Initial Purchasers of the Securities, other than any paid by the Company.

(y)  Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (ii) as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(z)  No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not have a

Material Adverse Effect or as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(aa)  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and instruments; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(bb)  No subsidiary of the Company is currently prohibited or otherwise restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company, from paying any fees or other amounts in account for services or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) under Section 10.2.1 of the Transamerica Facility, and (ii) as described in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(cc)  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorization the failure of which to possess would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(dd)  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in Mexico and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)  The Company has no reason to believe that the statistical and market-related data included in the Final Offering Circular are based on or derived from sources that are not reliable and accurate in all material respects.

(ff)  The Company and its Subsidiaries (i) are in compliance with any and all applicable Mexican and foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except, in the case of clauses (i) through (iii), where such non-compliance with Environmental Laws, permits, licenses or other approvals, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto). Except as set forth in the Final Offering Circular, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(hh)  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii)  The Company and its Subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Final Offering Circular to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Final Offering Circular, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any of the Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim. Except as set forth in the Final Offering Circular, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.

(jj)  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk)  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)  There have been no amendments to any of the documents listed in Annex C except as set forth in Annex C.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.  Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 102.25% of the principal amount thereof, plus accrued interest, if any, from and including January 23, 2005 to but excluding the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3.  Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on February 7, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of the Depository Trust Company unless the Representative shall otherwise instruct. The Securities shall be assigned the same CUSIP numbers as the Initial Securities.

4.  Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)  Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i)  it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons, (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii)  neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States;

(iii)  in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv)  neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v)  it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

(vi)  it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S;

(vii)  at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Additional restrictions on the offer and sale of the Securities are described in the offering memorandum for the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii)  it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company;

(x)  it is an “accredited investor” (as defined in Rule 501(a) of Regulation D); and

(xi)  it understands that no action has been or will be taken by the Company that would permit a public offering or possession or distribution of the Preliminary Offering Circular or the Final Offering Circular or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

5.  Agreements. The Company agrees with each Initial Purchaser that:

(a)  The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Offering Circular and any amendments and supplements thereto as they may reasonably request.

(b)  The Company will not amend or supplement the Final Offering Circular, without, prior to such amendment or supplement, furnishing to the Representative a copy of such proposed amendment or supplement for review, and the Company will not distribute any such proposed amendment or supplement to which the Representative reasonably objects.

(c)  If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), any event occurs as a result of which the Final Offering Circular, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Offering Circular to comply with applicable law, the Company will promptly (i) notify the Representative of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Final Offering Circular to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)  The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representative may designate (including Japan, the Netherlands and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representative of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)  During the period of two years after the Closing Date, the Company will not, and will not permit any of its Affiliates to, resell any Securities that constitute “restricted securities” under Rule 144 of the Act that have been acquired by any of them.

(f)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(g)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(h)  So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(i)  None of the Company, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts with respect to the Securities. Terms used in this paragraph have the meanings given to them by Regulation S.

(j)  The Company will cooperate with the Representative and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(k)  The Company will not prior to the completion of the sale of the Securities by the Representatives (as determined by the Representatives) offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or announce the offering of, any dollar-denominated, long-term debt securities issued or guaranteed by the Company in the international capital markets (other than the Securities).

(l)  Neither the Company nor any of its Affiliates, or its or their officers, directors or controlling persons will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities to or by the Initial Purchasers.

(m)  The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Supplemental Indenture, the Collateral Documents, the Accession Agreement, the issuance of the Securities and the fees of the Trustee and the Collateral and Intercreditor Agent; (ii) the preparation, printing or reproduction of the Preliminary Offering Circular and the Final Offering Circular and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(d) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company agrees to reimburse, upon request, the Representative, on behalf of the Initial Purchasers, for all their reasonable and documented out-of-pocket expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, fees, disbursements and expenses of legal advisors for the Initial Purchasers.)

(n)  The Company will, for a period of twelve months following the Execution Time, furnish to the Representative such information concerning the business and financial condition of the Company and its Subsidiaries as the Representative may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to stockholders).

(o)  The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

(p)  The Company will apply the aggregate proceeds from the offering of the Securities in the manner specified in the Final Offering Circular under the heading “Use of Proceeds”.

(q)  The Company will pay all applicable recording taxes, fees, charges, cost and expenses required for the recording of the Collateral Documents on a timely basis.

6.  Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder required to be performed at or prior to the Closing Date and to the following additional conditions:

(a)  The Company shall have requested and caused Lic. Francisco Romero, the Company’s in-house counsel, to furnish to the Representative his opinion, dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit A hereto.

(b)  The Company shall have requested and caused Kuri Breña, Sánchez Ugarte, Corcuera y Aznar S.C., the Company’s Mexican counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit B hereto.

(c)  The Company shall have requested and caused Cravath, Swaine & Moore LLP, the Company’s U.S. counsel, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit C-1 and Exhibit C-2 hereto.

(d)  The Company shall have requested and caused Jalife, Caballero, Vázquez y Asociados, S.C., the Company’s Mexican intellectual property counsel, to furnish to the Representative its reliance letter dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit D hereto, authorizing the Initial Purchasers to rely on its opinion to Citigroup dated July 23, 2004 as if it were dated the Closing Date and addressed to the Initial Purchasers.

(e)  The Company shall have requested and caused MacMillan, Sobanski & Todd, LLC, the Company’s Ohio counsel, to furnish to the Representative a reliance letter dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit E hereto, authorizing the Initial Purchasers to rely on its opinion to Citigroup dated July 23, 2004 as if it were dated the Closing Date and addressed to the Initial Purchasers.

(f)  The Company shall have requested and caused Carstens, Yee & Cahoon, LLP, the Company’s federal patent counsel, to furnish to the Representative a reliance letter dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit F hereto, authorizing the Initial Purchasers to rely on its opinion to Citigroup dated July 23, 2004 as if it were dated the Closing Date and addressed to the Initial Purchasers.

(g)  The Company shall have requested and caused De Obaldia & García de Paredes, the Company’s Panamanian counsel, to furnish to the Representative a reliance letter dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit G hereto, authorizing the Initial Purchasers to rely on (i) its opinion to Citigroup dated July 23, 2004 and (ii) its opinion to the Collateral and Intercreditor Agent dated December 20, 2004, in each case as if such opinions were dated the Closing Date and addressed to the Initial Purchasers.

(h)  The Company shall have requested and caused Richards, Layton & Finger, P.A., the Company’s special Delaware counsel, to furnish to the Representative its opinion dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit H hereto.

(i)  The Company shall have requested and caused Meyer Lustenberger, the Company’s special Switzerland counsel, to furnish to the Representative its opinion dated the Closing Date and addressed to the Representative, in substantially the form set forth in Exhibit I hereto.

(j)  The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP and Haynes & Boone, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Indenture, the Supplemental Indenture, the Collateral Documents, the Final Offering Circular (as amended or supplemented at the Closing Date) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(k)  The Company shall have furnished to the Representative a certificate of the Company, signed by (x) the Chairman of the Board, the Chief Executive Officer or the President and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Offering Circular, any amendment or supplement to the Final Offering Circular and this Agreement and that:

(i)  the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)  since the date of the most recent financial statements included or incorporated by reference in the Final Offering Circular (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(l)  At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte Touche Tohmatsu to furnish to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the requirements of auditing standards generally accepted in Mexico and stating in effect that:

(i)  in their opinion the audited financial statements included in the Final Offering Circular and reported on by them comply as to form with generally accepted accounting principles in Mexico.

(ii)  on the basis of a reading of the latest unaudited financial statements made available by the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries, their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the nine-month periods ended September 30, 2003 and 2004, and at September 30, 2003 and 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries and the audit committee of Vitro, S.A. de C.V.; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company, Vitro Packaging, Comegua and their respective consolidated Subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention which caused them to believe that:

(A)
any unaudited financial information included in the Final Offering Circular is not in conformity with generally accepted accounting principles in Mexico applied on a basis substantially consistent with that of the audited financial statements included in the Final Offering Circular; or

(B)
with respect to the period subsequent to September 30, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the combined long-term or short-term debt of the Company, Vitro Packaging, Comegua and their respective Subsidiaries or combined capital stock of the Company, Vitro Packaging and Comegua, or decreases in the combined stockholders’ equity of the Company, Vitro Packaging and Comegua, or changes in the combined working capital of the Company, Vitro Packaging, Comegua and their respective Subsidiaries as compared with the amounts shown on the September 30, 2004 consolidated balance sheet included or incorporated by reference in the Final Offering Circular, or for the period from October 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the previous year in revenues, operating income or income before income taxes or in net income of the Company, Vitro Packaging, Comegua and their respective Subsidiaries, except in all instances for changes or decreases set forth in such letter or set forth in the Final Offering Circular, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative.

(iii)  they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company, Vitro

Packaging, Comegua, and their respective Subsidiaries) set forth in the Final Offering Circular, including the information set forth under the captions “Summary” and “Selected Combined Financial Information” and the information included under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Final Offering Circular agrees with the accounting records of the Company, Vitro Packaging, Comegua, and their respective Subsidiaries, excluding any questions of legal interpretation.

The Company shall have received from Deloitte Touche Tohmatsu (and furnished to the Representative) a report with respect to a review of unaudited interim financial information of the Company in accordance with Statement on Auditing Standards No. 100.

All references in this Section 6(l) to the Final Offering Circular include any amendment or supplement thereto at the date of the applicable letter.

(m)  On the Closing Date, the Indenture shall be in full force and effect.

(n)  On the Closing Date, the Company shall have delivered to the Representative the following documents relating to the Collateral:

(i)  The Collateral Documents, duly authorized, executed and delivered by each of the Company and any Grantor Subsidiary which is a party thereto and applicable third parties, and such documents or copies thereof as are required to be delivered pursuant to Section 7.1 of the Master Collateral Agreement in connection with the issuance of the Securities, in form and substance reasonably satisfactory to the Representative;

(ii)  Copies of UCC financing statements in favor of the Collateral and Intercreditor Agent filed with the Delaware Secretary of State with respect to the Collateral as defined in the Vitro Packaging Security Agreement, and such other documents under applicable law in each jurisdiction as may be necessary or appropriate to perfect the liens created by the Collateral Documents;

(iii)  Evidence of the registration of the Non-Possessory Pledge Agreements with the Public Registry of Commerce and evidence of the registration of mortgages required to be registered at the Public Registry of Property pursuant to the Master Collateral and Intercreditor Agreement;

(iv)  Such other certificates, opinions, documents and instruments relating to the Collateral as may have been reasonably requested by the Representative; and

(v)  The executed Agency Agreements.

(o)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Offering Circular (exclusive of any amendment or supplement thereto) but at or prior to the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (k)(ii)(B) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

(p)  As of the Closing Date, the Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(q)  Subsequent to the Execution Time but at or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r)  At or prior to the Closing Date, the Company shall have received from GE Commercial Distribution Finance Corporation (“GECDF”) a written waiver in form and substance reasonably satisfactory to the Representative of any and all defaults under the Factoring Agreement for the Purchase and Sale of Accounts Receivable dated as of August 4, 2000, as amended, among GECDF and the other parties thereto which may have occurred or been committed prior to the date of such waiver.

(s)  At or prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of U.S. counsel for the Initial Purchasers, at One Liberty Plaza, New York, NY 10006 on the Closing Date.

7.  Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representative on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Final Offering Circular or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular, the Final Offering Circular, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)  Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representative specifically for inclusion in the Preliminary Offering Circular, the Final Offering Circular or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the sixth paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the third paragraph related to the terms of the offering by the Initial Purchasers, (B) the second sentence of the tenth paragraph related to market making by the Initial Purchasers, and (C) the eleventh paragraph related to over-allotment, stabilization, and syndicate covering transactions in the Preliminary Offering Circular and the Final Offering Circular constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Circular, the Final Offering Circular or in any amendment or supplement thereto.

(c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities, including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the

Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.  Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Final Offering Circular or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Mexican Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Offering Circular (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group (fax no.: (212) 325-8278) and confirmed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group; or, if sent to the Company, will be mailed, delivered or telefaxed to + 52 (818) 335-8319 and confirmed to it at Av. Ricardo Margain 440, Col. Valle del Campestre, 66265 San Pedro Garza García, N.L. Mexico, Attention: Departamento Jurídico.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

14.  Jurisdiction. The Company and each of the Initial Purchasers agrees that any suit, action or proceeding against any party hereto brought by any other party hereto, the directors, officers, employees and agents of any such other party hereto, or by any person who controls any such other party hereto, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any party, the directors, officers, employees, Affiliates and agents of any party, or by any person who controls any party, in any court of competent jurisdiction in Mexico. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.  Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

17.  Taxes. All payments due under this letter are to be made in U.S. dollars, free and clear of, and without deduction for, any set-off, claim or applicable taxes (with appropriate gross-up for any such taxes deducted or withheld). The Company will pay such additional amount as will result in the Representative receiving and retaining (after any such deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made. For this purpose, “taxes” means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law of Mexico or required by the regulations of Mexico, other than taxes imposed on a Representative by reason of any present or former connection between the Representative and Mexico, or any political subdivision thereof or therein (other than as a result of entering into this Agreement and receiving payments hereunder). Each Representative agrees to cooperate with the Company and provide the Company with any documentation reasonably requested by the Company in order to reduce or eliminate the amount of taxes required to be paid on any amounts due under this Agreement.

18.  Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

19.  Entire Agreement. This Agreement constitutes the entire agreement and supercedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

20.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.  Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Accession Agreement” shall mean the Accession Agreement to be dated as of the Closing Date, among the Company, each of the Grantor Subsidiaries, the Collateral and Intercreditor Agent and the Trustee, in substantially the form of Exhibit A-1 to the Master Collateral and Intercreditor Agreement.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agency Agreements” shall have the meaning specified in the Non-Possessory Pledge Agreements.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“CNBV” shall mean the Mexican National Securities and Banking Commission.

“Collateral” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral and Intercreditor Agent” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral Documents” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Collateral Permitted Liens” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Credit Suisse” shall mean Credit Suisse First Boston LLC.

“CSFB Accession Agreement” shall mean the Accession Agreement dated as of September 24, 2004, among the Company, the Collateral and Intercreditor Agent, the Grantor Subsidiaries from time to time party thereto and the Administrative Agent named therein

“Deloitte Touche Tohmatsu” shall mean Galaz, Gomez-Morfin, Chavero, Yamazaki, S.C., a member firm of Deloitte & Touche International.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Grantor Subsidiaries” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Indenture” shall mean the Indenture dated as of the July 23, 2004, among the Company, the Note Guarantors and The Bank of New York as Trustee, as such may be amended from time to time.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Master Collateral and Intercreditor Agreement” shall mean the Master Collateral and Intercreditor Agreement dated as of July 23, 2004, among HSBC Bank USA, as Collateral and Intercreditor Agent, The Bank of New York, as Trustee for the Noteholders (as defined therein), the Company, as issuer of the Notes (as defined therein) and grantor of Collateral under the Collateral Documents (as defined therein), and the Grantor Subsidiaries listed on Schedule I thereto or becoming a party to the agreement from time to time.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“Note Guarantors” shall have the meaning specified in the Indenture.

“Non-Possessory Pledge Agreements” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Persons” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Stock Pledge Agreement” shall have the meaning specified in the Master Collateral and Intercreditor Agreement.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“UCC” shall mean the Uniform Commercial Code as in effect in the state of New York.

“Vitro Packaging Security Agreement” shall mean the Security Agreement dated as of July 23, 2004 between Vitro Packaging and the Collateral and Intercreditor Agent.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

Vitro Envases Norteamérica, S.A. de C.V.

By:___________________________
Name:
Title:

Vitro Envases Norteamérica, S.A. de C.V.

By:___________________________
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Credit Suisse First Boston LLC

By:__________________________
Name:
        Title:

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased
Credit Suisse First Boston LLC	U.S.$ 80,000,000

Total	U.S.$80,000,000